Barnes Group Inc. / 1

Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. REPORTS
SECOND QUARTER 2012 FINANCIAL RESULTS

▪	Second Quarter Orders up 17%, Record Backlog of $642 million

▪	Quarterly Net Sales of $293 million, down 2%; Organic Sales up 1%

▪	Quarterly Operating Margins Expand to 11.6%, up 30 bps

▪	Quarterly Diluted EPS from Continuing Operations of $0.45, up 10%

▪	2012 EPS from Continuing Operations Guidance Updated to $1.78 to $1.88 per diluted share

▪	Announced Agreement to Acquire Synventive Molding Solutions

BRISTOL, Conn., July 27, 2012 - Barnes Group Inc. (NYSE: B), an international aerospace and industrial manufacturing and service provider, today reported financial results for the second quarter 2012. Net sales decreased 2 percent to $293.4 million from $297.8 million in the second quarter of 2011. Organic sales were up 1 percent in the quarter, offset by a 3 percent negative impact from foreign exchange. Income from continuing operations for the second quarter was up 9 percent to $24.8 million, or $0.45 per diluted share, from $22.7 million, or $0.41 per diluted share, a year earlier.

“Although the ongoing economic environment remains uncertain, we nonetheless generated solid year-over-year earnings per share and order growth in the quarter, while total backlog rose to another record level,” said Gregory F. Milzcik, Barnes Group Inc. President and Chief Executive Officer. “Even with modest organic sales growth in the quarter, Barnes Group expanded operating margins in each of its segments.”

($ millions; except per share data)	Three months ended June 30,					Six months ended June 30,
Unaudited	2012	2011	Change			2012	2011	Change
Net Sales	$293.4	$297.8	$(4.4)	(1.5)%		$596.5	$587.4	$9.1	1.5%
Operating Income	$34.1	$33.8	$0.4	1.0%		$67.1	$64.5	$2.6	4.1%
% of Sales	11.6%	11.3%		0.3	pts.	11.3%	11.0%		0.3	pts.
Income from Continuing Operations	$24.8	$22.7	$2.1	9.1%		$47.8	$42.9	$4.8	11.3%
Net Income	$24.8	$22.3	$2.5	11.2%		$47.0	$41.4	$5.6	13.6%
Income from Continuing Operations Per Diluted Share	$0.45	$0.41	$0.04	9.8%		$0.86	$0.77	$0.09	11.7%
Loss from Discontinued Operations Per Diluted Share	—	$(0.01)	$0.01			$(0.01)	$(0.03)	$0.02
Net Income Per Diluted Share	$0.45	$0.40	$0.05	12.5%		$0.85	$0.74	$0.11	14.9%

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Aerospace

•
Aerospace net sales of $93.8 million were down $1.0 million, or 1 percent, from last year's second quarter. A slight increase in Aerospace original equipment manufacturing sales and continued strong levels of aftermarket repair and overhaul sales were more than offset by a sales decline in aftermarket spare parts.

•
Operating profit decreased 1 percent to $14.7 million driven by the profit impact of lower sales volumes and a shift in mix. Operating margin improved slightly to 15.7 percent, versus 15.6 percent last year.

Industrial

•
Industrial net sales of $110.2 million were down $3.8 million, or 3 percent compared to the second quarter of 2011. Organic sales increased by $2.7 million, or 2 percent during the quarter, but were more than offset by the unfavorable foreign exchange impact of $6.5 million.

•
Operating profit increased 2 percent to $11.2 million, as a result of the profit impact from higher organic sales at some of the Industrial businesses and lower incentive compensation costs, partially offset by increased pension costs. Operating margins improved 60 basis points to 10.2 percent as the Company continues its focus on margin expansion.

Distribution

•	Distribution net sales were $91.9 million, up slightly from the second quarter of 2011. Organic sales improved by $1.0 million, while foreign exchange negatively impacted sales by $0.9 million.

•
Operating profit increased 3 percent from last year, to $8.2 million. Operating margins improved 20 basis points to 8.9 percent due to lower incentive compensation expense and higher productivity, partially offset by higher pension costs.

Additional Information

•
Interest expense of $2.4 million was relatively flat compared to the second quarter of 2011. During the quarter, the Company entered into five-year interest rate swap agreements which converted the interest on the first $100 million of the Company's one-month LIBOR based borrowings from a variable rate to a fixed rate.

•
The Company's effective tax rate for the second quarter of 2012 was 21.5 percent, compared to 26.9 percent in the second quarter of 2011. Last year's second quarter effective tax rate included the recognition of $1.8 million of discrete tax expense related to tax adjustments for earlier years.

Updated 2012 Outlook

•
Barnes Group is updating its 2012 guidance, which excludes the impact of the announced Synventive acquisition. The Company now expects lower revenue growth of 3 to 5 percent due to the impact of foreign exchange and lower aerospace spare parts sales in the first half of the year. Operating margins are forecasted to be approximately 12 percent, while earnings from continuing operations per diluted share are now expected to be in the range of $1.78 to $1.88, up 9 to 15 percent from 2011.

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Announced Synventive Acquisition
On July 16, 2012 the Company announced it had entered into an agreement to acquire privately held Synventive Molding Solutions, a leading designer and manufacturer of highly engineered and customized solutions, components, and services, for complex injection molding applications. Milzcik added, “Synventive is an excellent strategic fit for Barnes Group. It possesses intellectual property based capabilities that provide us with an exceptional opportunity to establish a new growth platform; one that includes highly engineered solutions, a leading market position, a strong global presence and solid profitability.”

The Synventive acquisition is expected to be dilutive to 2012 earnings per share due to the impact of purchase accounting and accretive in 2013. The transaction is expected to be financed with cash on hand and additional borrowings under the Company's credit agreement and is anticipated to close in August 2012.
Conference Call
Barnes Group Inc. will conduct a conference call with investors to discuss second quarter 2012 results at 8:30 a.m. EST today, July 27, 2012. A webcast of the live call and an archived replay will be available on the Barnes Group investor relations link at www.BGInc.com. The conference is also available by direct dial at (888) 679-8018 in the U.S. or (617) 213-4845 outside of the U.S. (request the Barnes Group Earnings Call), Participant Code: 60265170.

In addition, the call will be recorded and available for playback beginning at 12:00 p.m. (EST) on Friday, July 27, 2012 by dialing (617) 801-6888, Passcode: 31238588.

About Barnes Group

Founded in 1857, Barnes Group Inc. (NYSE:B) is an international aerospace and industrial manufacturing and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group's approximately 4,400 dedicated employees, at more than 50 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements

This release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's good faith expectations and beliefs concerning future developments and their potential effect upon the Company and can be identified by the use of words such as "anticipated," "believe," "expect," "plans," "strategy," "estimate," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. These forward-looking statements may relate to, among others, the parties' ability to close the acquisition of Synventive Molding Solutions (“Synventive”) and the expected closing date of the acquisition; the anticipated benefits of the acquisition; the impact of the acquisition on the Company's financial results, business performance and product offerings; the expected impact of the acquisition on the Company's fiscal 2012 revenue, non-GAAP results and GAAP results. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction, making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; the success of the companies in implementing their integration strategies; the actual benefits realized from this transaction; disruptions to our business and financial conditions as a result of this acquisition or other investments or acquisitions; the ability to recruit and retain key personnel; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; market acceptance of Synventive's products and services; rapid technological and market change; the ability to protect intellectual property rights; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the ability to hire and retain employees; the impact of increased competition; currency fluctuations; litigation; and other risks and uncertainties

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described more fully in documents filed with or furnished to the Securities and Exchange Commission by the Company, including the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings with the Securities and Exchange Commission. The risks and uncertainties described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the current or worsening conditions in financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; inability to realize expected sales or profits from existing backlog; integration of acquired businesses; restructuring costs or savings; the impact of the divestiture in 2011 of our Barnes Distribution Europe businesses and any other future strategic actions, including acquisitions, joint ventures, divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; foreign currency exposure; the outcome of pending and future claims or litigation or governmental, regulatory proceedings, investigations, inquiries, and audits; uninsured claims and litigation; future levels of indebtedness; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, environmental, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations
860.583.7070

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2012	2011	% Change	2012	2011	% Change
Net sales	$293,422	$297,837	(1.5)	$596,518	$587,427	1.5

Cost of sales	193,088	194,564	(0.8)	394,869	385,475	2.4
Selling and administrative expenses	66,208	69,499	(4.7)	134,510	137,462	(2.1)
	259,296	264,063	(1.8)	529,379	522,937	1.2
Operating income	34,126	33,774	1.0	67,139	64,490	4.1

Operating margin	11.6%	11.3%		11.3%	11.0%

Interest expense	2,435	2,350	3.6	4,803	6,005	(20.0)
Other expense (income), net	95	321	(70.4)	948	728	30.2
Income from continuing operations before income taxes	31,596	31,103	1.6	61,388	57,757	6.3
Income taxes	6,798	8,377	(18.8)	13,616	14,834	(8.2)
Income from continuing operations	24,798	22,726	9.1	47,772	42,923	11.3

Income (loss) from discontinued operations, net of income taxes	33	(394)	NM	(734)	(1,519)	51.7
Net income	$24,831	$22,332	11.2	$47,038	$41,404	13.6
Common dividends	$5,383	$4,414	22.0	$10,842	$8,765	23.7

Per common share:

Basic:
Income from continuing operations	$0.46	$0.41	12.2	$0.87	$0.78	11.5
Loss from discontinued operations, net of income taxes	—	(0.01)	NM	(0.01)	(0.03)	66.7
Net income	$0.46	$0.40	15.0	$0.86	$0.75	14.7

Diluted:
Income from continuing operations	$0.45	$0.41	9.8	$0.86	$0.77	11.7
Loss from discontinued operations, net of income taxes	—	(0.01)	NM	(0.01)	(0.03)	66.7
Net income	$0.45	$0.40	12.5	$0.85	$0.74	14.9

Dividends	0.10	0.08	25.0	0.20	0.16	25.0

Weighted average common shares outstanding:
Basic	54,543,098	55,414,347	(1.6)	54,674,366	55,067,079	(0.7)
Diluted	55,150,806	56,288,447	(2.0)	55,303,192	55,948,098	(1.2)

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BARNES GROUP INC.
OPERATIONS BY REPORTABLE BUSINESS SEGMENT
(Dollars in thousands)
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2012	2011	% Change		2012	2011	% Change
Net sales
Aerospace	$93,770	$94,729	(1.0)		$191,020	$185,289	3.1
Industrial	110,244	114,004	(3.3)		225,592	225,434	0.1
Distribution	91,855	91,731	0.1		185,280	181,643	2.0
Intersegment sales	(2,447)	(2,627)	6.9		(5,374)	(4,939)	(8.8)
Total net sales	$293,422	$297,837	(1.5)		$596,518	$587,427	1.5

Operating profit
Aerospace	$14,706	$14,794	(0.6)		$28,924	$28,477	1.6
Industrial	11,217	10,977	2.2		21,321	21,935	(2.8)
Distribution	8,203	8,003	2.5		16,894	14,078	20.0
Total operating profit	$34,126	$33,774	1.0		$67,139	$64,490	4.1

Operating margin			Change				Change
Aerospace	15.7%	15.6%	10	bps.	15.1%	15.4%	(30)	bps.
Industrial	10.2%	9.6%	60	bps.	9.5%	9.7%	(20)	bps.
Distribution	8.9%	8.7%	20	bps.	9.1%	7.8%	130	bps.
Total operating margin	11.6%	11.3%	30	bps.	11.3%	11.0%	30	bps.

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BARNES GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	June 30, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$90,978	$62,505
Accounts receivable	205,262	200,460
Inventories	216,040	216,520
Deferred income taxes	30,691	28,829
Prepaid expenses and other current assets	23,330	21,680
Total current assets	566,301	529,994

Deferred income taxes	42,673	47,661
Property, plant and equipment, net	207,348	210,784
Goodwill	361,863	366,104
Other intangible assets, net	264,949	272,092
Other assets	14,098	13,730
Total assets	$1,457,232	$1,440,365

Liabilities and Stockholders' Equity
Current liabilities
Notes and overdrafts payable	$1,840	$12,364
Accounts payable	91,157	92,524
Accrued liabilities	74,258	92,250
Long-term debt - current	540	540
Total current liabilities	167,795	197,678

Long-term debt	383,461	333,148
Accrued retirement benefits	130,813	152,696
Other liabilities	34,449	34,443

Total stockholders' equity	740,714	722,400
Total liabilities and stockholders' equity	$1,457,232	$1,440,365

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BARNES GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2012	2011
Operating activities:
Net income	$47,038	$41,404
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	25,912	28,822
Amortization of convertible debt discount	1,083	1,117
Gain on disposition of property, plant and equipment	(62)	(607)
Stock compensation expense	4,286	4,294
Withholding taxes paid on stock issuances	(727)	(664)
Loss on the sale of businesses	734	—
Changes in assets and liabilities:
Accounts receivable	(8,893)	(24,875)
Inventories	(852)	(9,822)
Prepaid expenses and other current assets	(1,290)	22
Accounts payable	(621)	8,051
Accrued liabilities	(15,830)	6,305
Deferred income taxes	789	759
Long-term retirement benefits	(18,770)	(12,871)
Other	837	(1,593)
Net cash provided by operating activities	33,634	40,342

Investing activities:
Proceeds from disposition of property, plant and equipment	222	2,243
Payments related to the sale of businesses, net	(318)	—
Capital expenditures	(15,658)	(19,342)
Other	(2,476)	(4,236)
Net cash used by investing activities	(18,230)	(21,335)

Financing activities:
Net change in other borrowings	(10,535)	(1,363)
Payments on long-term debt	(17,770)	(275,074)
Proceeds from the issuance of long-term debt	67,000	249,490
Premium paid on convertible debt redemption	—	(9,803)
Proceeds from the issuance of common stock	4,080	26,086
Common stock repurchases	(19,037)	—
Dividends paid	(10,842)	(8,765)
Excess tax benefit on stock awards	1,331	3,102
Other	(120)	(131)
Net cash provided (used) by financing activities	14,107	(16,458)

Effect of exchange rate changes on cash flows	(1,038)	578
Increase in cash and cash equivalents	28,473	3,127

Cash and cash equivalents at beginning of period	62,505	13,450
Cash and cash equivalents at end of period	$90,978	$16,577

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BARNES GROUP INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in thousands)
(Unaudited)

	Six months ended June 30,
	2012	2011
Free cash flow:
Net cash provided by operating activities	$33,634	$40,342
Capital expenditures	(15,658)	(19,342)
Free cash flow (1)	$17,976	$21,000

(1) The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company believes that the free cash flow metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth, pay dividends, repurchase stock and reduce debt. This metric can also be used to evaluate the Company's ability to generate cash flow from business operations and the impact that this cash flow has on the Company's liquidity.